Exhibit 99.1

BBCN Completes Acquisition of Pacific International

-- Merger Creates Dominant Korean-American Bank in the Pacific Northwest --

LOS ANGELES--(BUSINESS WIRE)--February 15, 2013--BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank, today announced that it has completed the acquisition of Seattle-based Pacific International Bancorp, Inc. (“Pacific International”), the holding company of Pacific International Bank (“PI Bank”). Effective February 16, 2013, all PI Bank branches and offices will operate under the banner of BBCN Bank.

“We are extremely excited to complete this merger, which positions BBCN as the dominant Korean-American bank in terms of branch offices and deposit market share in the Pacific Northwest,” said Bonita I. Lee, Acting President and Chief Operating Officer of BBCN. “We look forward to building on PI Bank’s strong heritage as the first Korean-American bank in the Seattle area. With leadership in international trade finance, unparalleled lending capacity amongst our peers and strong financial condition, BBCN is well positioned to capitalize on what we believe will be increasing business opportunities in the Pacific Northwest in the years to come.”

With the merger now completed, BBCN has $5.8 billion in total assets, $4.5 billion in deposits and 44 branches in Southern California, Northern California, New York, New Jersey, Washington and Illinois.

Pursuant to the merger agreement, Pacific International stockholders are entitled to receive 0.14121 shares of BBCN common stock for each share of Pacific International common stock that they owned as of the close of business February 15, 2013. Stockholders of Pacific International who are in possession of Pacific International Bancorp common stock certificates will receive instructions, by mail, on how to exchange those shares for BBCN common stock. Stockholders of Pacific International who hold their shares in brokerage accounts will not need to take any action to receive BBCN common stock through their accounts, based upon the above-mentioned exchange ratio, for their Pacific International common stock.

As previously announced, BBCN will retire Pacific International’s $6.5 million in Series A Preferred Stock issued under the U.S. Treasury’s TARP Capital Purchase Program, effective as of the merger closing.

BBCN was advised by the law firm of Mayer Brown LLP and was provided with a fairness opinion by Raymond James. Pacific International was advised by the investment banking firm of Keefe, Bruyette & Woods, Inc. and the law firm of Graham & Dunn PC.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the parent company of BBCN Bank, the largest Korean-American bank in the nation with $5.6 billion in assets as of December 31, 2012. The Company is a result of the merger of equals of Nara Bancorp, Inc. and Center Financial Corporation completed on November 30, 2011. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 44 branches in California, New York, New Jersey, Washington and Illinois, along with five loan production offices in Seattle, Denver, Dallas, Atlanta and Northern California. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains statements regarding the contemplated future financial and operating results, benefits and synergies of the merger and other statements about the future expectations, beliefs, goals, plans or prospects of the management of the Company. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of the company, as well as the businesses and markets in which it operates. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating the formerly separate operations of BBCN Bancorp and Pacific International Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined Company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined Company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined Company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to recent filings made with the SEC by BBCN Bancorp. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, BBCN disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

CONTACT:
BBCN Bancorp, Inc.
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com